Exhibit 4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to Section 5.10 of the Amended and Restated Registration Rights Agreement, dated as of July 8, 2022 (as the same may hereafter be amended, the “Registration Rights Agreement”), by and among ProKidney Corp., a Cayman Islands exempted company (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Class A Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the 11th day of July, 2022.

SC MASTER HOLDINGS, LLC

By: SOCIAL CAPITAL GROUP LLC, as sole member

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Chief Executive Officer

Address: 506 Santa Cruz Avenue Suite 300
Menlo Park, CA 94025

[Signature Page to Registration Rights Agreement Joinder – SC Master Holdings, LLC]

Agreed and Accepted as of
July 11, 2022

ProKidney Corp.

By:	/s/ Timothy A. Bertram
Name: Timothy A. Bertram
Title: Chief Executive Officer and Director

SCS SPONSOR III LLC

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Chief Executive Officer

SC PIPE HOLDINGS LLC

By: SC MASTER HOLDINGS, LLC, as
sole member

By: SOCIAL CAPITAL GROUP LLC, as
sole member

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Chief Executive Officer

AVERILL MASTER FUND, LTD.

By:	/s/ Glenn Shepard
Name: Glenn Shepard
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement Joinder – SC Master Holdings, LLC]